Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER

AND FULL-YEAR 2012 FINANCIAL RESULTS

•	For the Quarter, Revenue Grew 9.7%, Net Income Grew 18.1% and Diluted EPS was $0.56, up 16.2%

•	For the Year, Revenue Grew 11.2%, Net Income Grew 20.4% and Diluted EPS was $2.66, up 17.4%

CHANHASSEN, Minn. (February 21, 2013) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the fourth quarter and full year ended December 31, 2012.

Fourth quarter 2012 revenue grew 9.7% to $275.3 million from $250.9 million during the same period last year. Total revenue for the year grew 11.2% to $1.127 billion from $1.014 billion in 2011.

Net income for the quarter was $23.4 million, or $0.56 per diluted share, compared to net income of $19.8 million, or $0.48 per diluted share, for 4Q 2011. Net income for the year was $111.5 million, or $2.66 per diluted share, compared to net income of $92.6 million, or $2.26 per diluted share, in 2011.

“For 2012, I am pleased to report double-digit growth in revenue, operating profit, net income, and earnings per share,” said Bahram Akradi, chairman, president and chief executive officer. “We also saw total-center revenue growth above 10%, along with solid revenue-per-membership and same-store-sales. Looking ahead, we are positioning our company for top-line growth through center expansion, new membership and programming initiatives, and expanded products and services. For 2013, we plan to open one new center in the first half of the year, our first in Alabama, and two in the second half, including one in Virginia and one in New Jersey. We also have initial plans to double our center openings in 2014, led by openings in New York and California early in the year.”

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Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 2

Three and Twelve Months Ended December 31, 2012, Financial Highlights:

Total revenue for the fourth quarter grew 9.7% to $275.3 million from $250.9 million in 4Q 2011. Total revenue for the year grew 11.2% to $1.127 billion from $1.014 billion in 2011.

(Period-over-period growth)	4Q 2012 vs. 4Q 2011 (in millions except revenue per membership data)
• Membership dues	$179.7 vs. $166.9 (up 7.6%)
• In-center revenue	$83.0 vs. $73.7 (up 12.5%)
• Other revenue	$9.1 vs. $6.1 (up 48.6%)

• Average center revenue per membership (up 4.5% to $399 excluding the Lifestyle Family Fitness transaction (“LFF”))	$393 vs. $380 (up 3.5%)
• Average in-center revenue per membership (up 8.1% to $125 excluding LFF)	$122 vs. $114 (up 7.1%)
• Same-center revenue (open 13 months or longer)	Up 3.6%
• Same-center revenue (open 37 months or longer)	Up 3.0%

(Period-over-period growth)	2012 vs. 2011 (in millions except revenue per membership data)
• Membership dues	$727.6 vs. $663.4 (up 9.7%)
• In-center revenue	$348.3 vs. $308.5 (up 12.9%)
• Other revenue	$35.7 vs. $23.3 (up 53.3%)

• Average center revenue per membership (up 4.7% to $1,618 excluding LFF)	$1,587 vs. $1,543 (up 2.9%)
• Average in-center revenue per membership (up 7.6% to $518 excluding LFF)	$507 vs. $481 (up 5.4%)
• Same-center revenue (open 13 months or longer)	Up 4.3%
• Same-center revenue (open 37 months or longer)	Up 3.7%

Memberships grew 1.0% to 682,621 at December 31, 2012, from 676,054 at December 31, 2011.

•	Excluding memberships acquired in connection with LFF, memberships grew 2.4%.

•	Attrition in 4Q 2012 was 10.4% compared to 9.6% in the prior-year period. Excluding LFF, 4Q 2012 attrition was 10.1%.

•

Attrition for the trailing 12-month period ended December 31, 2012, was 38.2% compared to trailing 12-month attrition of 35.0% at December 31, 2011. Excluding LFF, trailing 12-month attrition was 36.9%.

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Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 3

Total operating expenses during 4Q 2012 were $231.4 million compared to $214.0 million for 4Q 2011. Total operating expenses for the year were $918.7 million compared to $840.4 million in 2011.

•	Income from operations margin was 16.0% for 4Q 2012 compared to 14.7% in the prior-year period.

•	Income from operations margin for the year was 18.5% compared to 17.1% in 2011.

(Expense as a percent of total revenue)	4Q 2012 vs. 4Q 2011	2012 vs. 2011
• Center operations	57.8% vs. 59.6%	58.2% vs. 60.7%
• Advertising and marketing	4.0% vs. 3.9%	3.5% vs. 3.5%
• General and administrative	5.3% vs. 6.9%	5.0% vs. 5.4%
• Other operating	6.1% vs. 4.8%	4.6% vs. 3.5%
• Depreciation and amortization	10.8% vs. 10.1%	10.2% vs. 9.8%

Net income for 4Q 2012 was $23.4 million, or $0.56 per diluted share, compared to net income of $19.8 million, or $0.48 per diluted share, for 4Q 2011. Net income for the year was $111.5 million, or $2.66 per diluted share, compared to net income of $92.6 million, or $2.26 per diluted share, in 2011.

EBITDA for 4Q 2012 was $74.1 million compared to $62.4 million in 4Q 2011. For the year, EBITDA was $324.7 million compared to $273.4 million in 2011.

•	As a percentage of total revenue, EBITDA in 4Q 2012 was 26.9% compared to 24.9% in 4Q 2011.

•	For the year, EBITDA, as a percentage of total revenue, was 28.8% compared to 27.0% in 2011.

Cash flows from operating activities for the year totaled $255.7 million compared to $227.9 million in 2011.

Weighted average fully diluted shares for 4Q 2012 totaled 42.0 million compared to 41.3 million in 4Q 2011. For the year, weighted average fully diluted shares totaled 42.0 million compared to 40.9 million in 2011.

2013 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2013 and incorporate 2012 operating trends. These 2013 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 6.5-8%, or $1.200-1.220 billion, driven primarily by price and mix optimization, and growth in in-center and ancillary business revenue.

•	Net income is expected to be up 8-11%, or $120.0-124.0 million, driven by revenue growth and cost efficiencies.

•	Diluted earnings per common share is expected to be $2.85-2.95.

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Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 4

As announced on February 14, 2013, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2012 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

# # #

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of February 21, 2013, the Company operated 105 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETICSM brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,499	$7,487
Accounts receivable, net	9,272	6,156
Center operating supplies and inventories	27,240	21,600
Prepaid expenses and other current assets	26,826	22,905
Deferred membership origination costs	11,664	12,525
Deferred income taxes	8,813	9,850
Income tax receivable	—	5,022

Total current assets	100,314	85,545
PROPERTY AND EQUIPMENT, net	1,858,666	1,740,434
RESTRICTED CASH	2,087	1,088
DEFERRED MEMBERSHIP ORIGINATION COSTS	6,820	8,131
GOODWILL	37,176	25,550
OTHER ASSETS	67,111	55,080

TOTAL ASSETS	$2,072,174	$1,915,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,603	$6,849
Accounts payable	32,140	22,035
Construction accounts payable	25,208	21,892
Accrued expenses	63,333	56,284
Deferred revenue	34,753	33,898

Total current liabilities	168,037	140,958
LONG-TERM DEBT, net of current portion	691,867	679,449
DEFERRED RENT LIABILITY	22,490	19,370
DEFERRED INCOME TAXES	95,509	100,582
DEFERRED REVENUE	6,840	8,203
OTHER LIABILITIES	14,514	9,793

Total liabilities	999,257	958,355

SHAREHOLDERS’ EQUITY:
Common stock	864	849
Additional paid-in capital	447,912	441,813
Retained earnings	628,942	517,404
Accumulated other comprehensive loss	(4,801)	(2,593)

Total shareholders’ equity	1,072,917	957,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,072,174	$1,915,828

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Membership dues	$179,663	$166,909	$727,596	$663,439
Enrollment fees	3,604	4,157	15,346	18,447
In-center revenue	82,988	73,745	348,265	308,474

Total center revenue	266,255	244,811	1,091,207	990,360
Other revenue	9,068	6,103	35,740	23,314

Total revenue	275,323	250,914	1,126,947	1,013,674

OPERATING EXPENSES:
Center operations	159,097	149,436	655,887	614,949
Advertising and marketing	11,060	9,818	39,931	36,318
General and administrative	14,525	17,429	55,715	54,736
Other operating	16,927	12,165	52,170	35,562
Depreciation and amortization	29,799	25,198	115,016	98,843

Total operating expenses	231,408	214,046	918,719	840,408

Income from operations	43,915	36,868	208,228	173,266

OTHER INCOME (EXPENSE):
Interest expense, net	(6,143)	(4,865)	(25,475)	(20,138)
Equity in earnings of affiliate	339	326	1,482	1,299

Total other income (expense)	(5,804)	(4,539)	(23,993)	(18,839)

INCOME BEFORE INCOME TAXES	38,111	32,329	184,235	154,427
PROVISION FOR INCOME TAXES	14,681	12,486	72,697	61,810

NET INCOME	$23,430	$19,843	$111,538	$92,617

BASIC EARNINGS PER COMMON SHARE	$0.57	$0.49	$2.70	$2.29

DILUTED EARNINGS PER COMMON SHARE	$0.56	$0.48	$2.66	$2.26

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	41,260	40,487	41,345	40,358

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	42,015	41,342	41,972	40,930

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$111,538	$92,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,016	98,843
Deferred income taxes	(2,832)	5,557
Loss on disposal of property and equipment, net	1,086	1,779
Gain on sale of land held for sale	(196)	—
Amortization of deferred financing costs	2,003	2,269
Share-based compensation	14,686	19,767
Excess tax benefit related to share-based compensation	(8,502)	(3,537)
Changes in operating assets and liabilities	22,999	10,277
Other	(53)	371

Net cash provided by operating activities	255,745	227,943

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(224,194)	(165,335)
Acquisitions, net of cash acquired	(30,614)	(70,264)
Proceeds from sale of property and equipment	969	794
Proceeds from sale of land held for sale	1,758	—
Proceeds from property insurance settlements	909	464
Increase in other assets	(333)	(92)
Decrease in restricted cash	102	1,484

Net cash used in investing activities	(251,403)	(232,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(6,929)	(79,192)
Proceeds from revolving credit facility, net	22,000	77,800
Increase in deferred financing costs	(914)	(4,989)
Excess tax benefit related to share-based compensation	8,502	3,537
Proceeds from stock option exercises	2,342	3,162
Proceeds from employee stock purchase plan	1,206	1,061
Stock purchased for employee stock purchase plan	(1,290)	(1,113)
Repurchases of common stock	(19,099)	—

Net cash provided by financing activities	5,818	266

Effect of exchange rates on cash and cash equivalents	(1,148)	—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,012	(4,740)
CASH AND CASH EQUIVALENTS—Beginning of period	7,487	12,227

CASH AND CASH EQUIVALENTS—End of period	$16,499	$7,487

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$23,430	$19,843	$111,538	$92,617
Interest expense, net	6,143	4,865	25,475	20,138
Provision for income taxes	14,681	12,486	72,697	61,810
Depreciation and amortization	29,799	25,198	115,016	98,843

EBITDA	$74,053	$62,392	$324,726	$273,408

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 9

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$52,884	$50,621	$255,745	$227,943
Less: Purchases of property and equipment	(59,638)	(43,186)	(224,194)	(165,335)

Free cash flow	$(6,754)	$7,435	$31,551	$62,608

Non-GAAP Average Center Revenue Per Membership. Non-GAAP average center revenue per membership is a non-GAAP financial measure consisting of average center revenue per membership excluding the impact of LFF, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average center revenue per membership:

RECONCILIATION OF AVERAGE CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,		Growth	December 31,		Growth
	2012	2011	Rate	2012	2011	Rate
Average center revenue per membership	$393	$380	3.5%	$1,587	$1,543	2.9%
Excluding the impact of LFF transaction	6	2	—	31	2	—

Non-GAAP average center revenue per membership	$399	$382	4.5%	$1,618	$1,545	4.7%

Life Time Fitness Fourth Quarter and Full-Year 2012 Results – Page 10

Non-GAAP Average In-Center Revenue Per Membership. Non-GAAP average in-center revenue per membership is a non-GAAP financial measure consisting of average in-center revenue per membership excluding the impact of LFF, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average in-center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average in-center revenue per membership:

RECONCILIATION OF AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,		Growth	December 31,		Growth
	2012	2011	Rate	2012	2011	Rate
Average in-center revenue per membership	$122	$114	7.1%	$507	$481	5.4%
Excluding the impact of LFF transaction	3	1		11	1	—

Non-GAAP average in-center revenue per membership	$125	$115	8.1%	$518	$482	7.6%